UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 24, 2013

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 24, 2013, Kirby Corporation ("Kirby") issued a press release announcing earnings for the second quarter and first six months ended June 30, 2013.  A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release.  Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA.  EBITDA is presented because of its wide acceptance as a financial indicator.  EBITDA is one of the performance measures used in Kirby's incentive bonus plan.  EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  A quantitative reconciliation of EBITDA to GAAP net earnings attributable to Kirby for the 2013 and 2012 second quarter and first six months is included in the press release.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits:
99.1	Press release dated July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer

Dated:  July 25, 2013

EXHIBIT INDEX

Exhibit 99.1   Press release dated July 24, 2013